Exhibit 99.1

BARE ESCENTUALS, INC. REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2007 RESULTS

Fourth Quarter Sales Increase 31% and Net Income Expands 65%

SAN FRANCISCO, CA (February 26, 2008) — Bare Escentuals, Inc. (Nasdaq: BARE) today announced financial results for the fourth quarter and year ended December 30, 2007.

Net sales for the fourth quarter of fiscal 2007 were $144.6 million, an increase of approximately 31% from $110.5 million recorded in the same period last year. Net income for the fourth quarter of fiscal 2007 was $27.0 million, or $0.29 per diluted share on approximately 93.3 million shares outstanding, compared to $16.3 million, or $0.18 per diluted share on approximately 92.0 million shares outstanding, in the fourth quarter of fiscal 2006. Operating income for the fourth quarter of fiscal 2007 was $49.9 million, an increase of approximately 36% from $36.6 million in the same period last year.

Net sales for the year ended December 30, 2007 were $511.0 million, an increase of approximately 30% from $394.5 million recorded in fiscal 2006. Net income for fiscal 2007 was $88.1 million, or $0.95 per diluted share on approximately 93.0 million shares outstanding, compared to $50.2 million, or $0.65 per diluted share on approximately 77.2 million shares outstanding, last year. Operating income for fiscal 2007 was $169.0 million, an increase of approximately 22% from $138.8 million in fiscal 2006.

“We are very pleased with our fourth quarter financial results as we experienced continued strong brand momentum,” said Leslie Blodgett, Chief Executive Officer.  “We attribute our performance to the great efforts put forth by our retail partners, suppliers, employees and, of course, the loyal community of Bare Escentuals customers.  We intend to continue to build upon this momentum in 2008 by expanding our product offering and by increasing access to Bare Escentuals products both here and abroad.”

Guidance

For fiscal 2008, the Company continues to expect sales to grow in the range of 20% to 25% compared to fiscal year 2007 and diluted earnings per share to be in the range of $1.13 to $1.18.

Conference Call

Bare Escentuals, Inc. will host a conference call today, February 26 at 1:30 p.m. Pacific (4:30 p.m. Eastern). The call, which will be hosted by Leslie Blodgett, Chief Executive Officer; and Myles McCormick, Chief Financial Officer and Chief Operating Officer, will be broadcast live over the Internet and accessible through the Investor Relations section of the Company’s website at http://ir.bareescentuals.com. The webcast will also be archived online within one hour of the completion of the conference call and available at the Investor Relations section of the Company’s website at http://ir.bareescentuals.com.

About Bare Escentuals, Inc.

Bare Escentuals, Inc. is one of the fastest growing prestige cosmetic companies in the United States and a leader in mineral-based cosmetics. The Company utilizes a distinctive marketing strategy and multi-channel distribution model to develop, market and sell cosmetics, skin care, and body care products under its bareMinerals, bareVitamins, RareMinerals, i.d. and namesake Bare Escentuals brands, and professional skin care products under its md formulations brand through infomercials, home shopping television, specialty beauty retailers, company-owned boutiques, spas and salons, and online shopping.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our plans, objectives and future operations and estimates of our financial results and capital expenditures for future periods. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. Factors that could affect future performance include, but are not limited to our dependence on sales of our mineral-based foundation; our dependence on significant customers with whom we do not have long-term purchase commitments; the highly competitive nature of the beauty industry, and the adverse consequences if we are unable to compete effectively; the possibility that we might not manage our growth effectively or sustain our growth or profitability; the possibility that we might not be able to retain key executives and other personnel and recruit additional executives and personnel; the possibility that we might not be able to open and operate new boutiques successfully; our dependence on our suppliers to produce and deliver our products in a timely and cost-effective manner; the possibility that our media spending might not result in increased net sales or generate the levels of product and brand name awareness we desire; the possibility that we may be unable to repay or refinance our indebtedness, which was $264.9 million as of December 30, 2007; changes in general economic or market conditions; and other risk factors detailed in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, which is available at the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Contact:                Andrew Greenebaum / Christine Lumpkins

  Integrated Corporate Relations, Inc.

  agreenebaum@icrinc.com ; clumpkins@icrinc.com

  (310) 954-1100

BARE ESCENTUALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except percentages and per share data)

	Three months ended				Year ended
	December 30, 2007		December 31, 2006		December 30, 2007		December 31, 2006
Sales, net	$144,608	100.0%	$110,478	100.0%	$511,000	100.0%	$394,525	100.0%
Cost of goods sold	40,574	28.1	33,416	30.2	147,558	28.9	112,439	28.5
Gross profit	104,034	71.9	77,062	69.8	363,442	71.1	282,086	71.5
Expenses:
Selling, general and administrative	50,081	34.6	38,178	34.6	180,338	35.3	135,501	34.3
Depreciation and amortization	2,442	1.7	804	0.7	7,277	1.4	2,327	0.6
Stock-based compensation	1,648	1.1	1,515	1.4	6,838	1.3	5,347	1.4
Restructuring charges	—	0.0	—	0.0	—	0.0	114	0.0
Operating income	49,863	34.5	36,565	33.1	168,989	33.1	138,797	35.2
Interest expense, net	(4,402)	(3.0)	(7,410)	(6.7)	(21,913)	(4.3)	(48,024)	(12.2)
Debt extinguishment costs	—	0.0	(2,477)	(2.2)	—	0.0	(5,868)	(1.5)
Income before provision for income taxes	45,461	31.5	26,678	24.2	147,076	28.8	84,905	21.5
Provision for income taxes	18,488	12.8	10,368	9.4	59,008	11.6	34,707	8.8
Net income	$26,973	18.7%	$16,310	14.8%	$88,068	17.2%	$50,198	12.7%

Net income per share:
Basic	$0.30		$0.18		$0.98		$0.67
Diluted	$0.29		$0.18		$0.95		$0.65

Weighted-average shares used in per share calculations:
Basic	91,128		88,911		90,278		74,668
Diluted	93,286		92,048		93,026		77,208

BARE ESCENTUALS, INC.

NET SALES BY BUSINESS SEGMENT AND DISTRIBUTION CHANNEL

(in thousands, except percentages)

	Three Months Ended				Year ended
	December 30,		December 31,		December 30,		December 31,
	2007		2006		2007		2006
Retail
Infomercial	$30,941	21.4%	$33,289	30.2%	$126,209	24.7%	$129,045	32.7%
Boutiques	27,209	18.8	17,038	15.4	85,620	16.8	56,012	14.2
Total retail	58,150	40.2	50,327	45.6	211,829	41.5	185,057	46.9
Wholesale
Premium wholesale	45,704	31.6	32,499	29.4	163,835	32.1	109,779	27.8
Home shopping television	18,819	13.0	13,609	12.3	60,568	11.8	49,754	12.6
Spas and salons	17,893	12.4	10,402	9.4	57,026	11.1	33,374	8.5
International distributors	4,042	2.8	3,641	3.3	17,742	3.5	16,561	4.2
Total wholesale	86,458	59.8	60,151	54.4	299,171	58.5	209,468	53.1
Sales, net	$144,608	100.0%	$110,478	100.0%	$511,000	100.0%	$394,525	100.0%

BARE ESCENTUALS, INC.

CONSOLIDATED BALANCE SHEET DATA

(in thousands)

	December 30, 2007	December 31, 2006

Cash and cash equivalents	$32,117	$20,875
Inventories	59,643	62,006
Accounts receivable, net of allowances	43,369	30,759
Total current assets	151,932	125,715
Total assets	223,905	155,835
Accounts payable	22,041	25,357
Accrued liabilities	25,141	16,123
Total current liabilities	67,731	59,377
Current portion of long-term debt	17,901	17,624
Long-term debt	247,032	321,639
Total stockholders’ equity (deficit)	$(104,487)	$(228,522)